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                                                                       Exhibit 7




    LIST OF PERSONS FILING AMENDMENT NO. 2 TO SCHEDULE 13D PURSUANT TO RULES
                       13d-1(a) and 13d-2(a) UNDER THE ACT



Hestian Pty Limited

VB Family Trust

VB Racing Pty Limited

Escotwo Pty Limited

Kirman Pty Limited

Christopher van Brugge

Brian Michael Sherman

Dr. Gene Rosalie Sherman

Paul Reading


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